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                                                                    EXHIBIT 10.2

                                     RELEASE

      TO ALL TO WHOM THESE PRESENTS SHALL COME OR MAY CONCERN, KNOW THAT Hanover Direct, Inc., a Delaware corporation (the "Company"), on behalf of itself, its subsidiaries, affiliates and their respective successors and assigns (such persons and entities, the "RELEASOR"), in consideration of the sum of $1.00 and other good and valuable consideration, receipt of which is hereby acknowledged, hereby releases, discharges and acquits forever (i) Richemont Finance S.A., a societe anonyme organized under the laws of the Grand Duchy of Luxembourg ("Richemont"), and all individuals heretofore or hereafter appointed or designated by Richemont to serve as an officer, employee or member of the Board of Directors of the Company (the "Richemont Designees"), (ii) the stockholders, controlling persons, affiliates, agents, attorneys, representatives, employees, officers and directors of Richemont, and (iii) the heirs, executors, administrators, stockholders, controlling persons, affiliates, agents, attorneys, representatives, employees, officers, directors, successors and assigns of each of the foregoing (collectively, the "RELEASEES"), from all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, liabilities, obligations, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims and demands whatsoever, whether known or unknown, in law, admiralty or equity, which the RELEASOR or the RELEASOR's subsidiaries, affiliates and their respective successors and assigns, or any one claiming through or under any of them, ever had, now have or hereafter can, shall or may have, for, upon, by reason of, related to, arising out of, or connected in any way with, directly or indirectly (A) Richemont's acts or omissions as a holder of capital stock of, or as a lender to, the Company or (B) each Richemont Designee's acts or omissions in his or her capacity as such.

      Nothing in this Release is intended to, nor shall, release or waive any obligation of any RELEASEE under that certain Securities Purchase Agreement dated August 23, 2000, between the Company and Richemont, the Agreement, dated as of December 19, 2001, between the Company and Richemont, executed in connection with this Release, or the Indemnification Agreement, dated as of December 19, 2001, between the Company and Richemont, executed in connection with this Release.

      To ensure that this Release is enforced in accordance with its terms, the RELEASOR hereby acknowledges that it is familiar with Section 1542 of the Civil Code of California and knowingly and voluntarily waives any rights or protections afforded by that Section, which provides as follows:

      A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

      The RELEASOR also knowingly and voluntarily waives all rights and benefits it may have under comparable or similar statutes and principles of common law of any and all states of the United States or of the United States.


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      The signatory to this Release hereby warrants and represents that he is duly authorized to enter into this Release on behalf of the RELEASOR.

      This Release shall in all respects be interpreted, enforced and governed under the laws of the State of Delaware without regard to Delaware's conflicts of laws principles.

      Whenever text hereof requires, the use of the singular number shall include the appropriate plural number.

      This Release may not be changed orally.

      IN WITNESS WHEREOF, this Release has been executed as of the date set forth below.

                                    HANOVER DIRECT, INC.


                                    By:  /s/  Thomas C. Shull
                                       -----------------------------------------
                                       Name:  Thomas C. Shull
                                       Title: President and Chief Executive
                                              Officer


                                    Date: December 19, 2001


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                                 ACKNOWLEDGMENT

STATE OF NEW YORK )
                  )  ss.:
COUNTY OF NEW YORK)



      On the 19th day of December, 2001, before me personally came Thomas C. Shull, to me known, who by me duly sworn, did depose and say that deponent resides at 28 Leeward Lane, Riverside, Connecticut, that deponent is a duly authorized officer of Hanover Direct, Inc., the entity described herein as Releasor and which executed the foregoing Release, and that deponent signed deponent's name thereto by authority of Hanover Direct, Inc.

                                                  /s/ Sarah Hewitt
                                                --------------------------------
                                                Notary Public





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